UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Executive Compensation Arrangements

On June 14, 2016, Orthofix International N.V. (the “Company”) held its 2016 annual general meeting of shareholders, at which 98.5% of votes cast approved the Company’s annual advisory “say-on-pay” vote on executive compensation.  In connection with that meeting, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) had committed to implementing “double-trigger” change-in-control vesting for equity awards beginning with the Company’s 2016 annual grant.  Following through on that commitment, the Committee has awarded 2016 annual grants on newly approved forms of equity grant agreements, and made the following additional changes to the Company’s executive compensation program:

•

Discontinuation of Executive Employment Agreements.  The Company has historically entered into employment agreements with each of its US-based executive officers.  The Committee has resolved to discontinue this practice, and will not renew any existing employment agreements for US-based executives when their next annual term expires.  Instead, the Committee has approved a new form of Change in Control and Severance Agreement, which is being offered to such executive officers.  Among other things, the new agreement eliminates “single-trigger” change-in-control vesting for time-based equity grants made to executive officers on or after July 1, 2016, and replaces it with double-trigger vesting provisions during the 24-month period following a change in control.

•

Approval of 3-Year, Relative TSR Performance Stock Units.  In 2015, the Committee granted executive officers performance-vesting equity that used EBITDA and return on invested capital as the applicable performance metrics.  For 2016, taking into account feedback from our active shareholder engagement program, the Committee granted 50% of an executive officer’s total equity award value, effective as of July 1, 2016, in the form of performance stock units (“PSUs”) that vest based on the total shareholder return (“TSR”) of the Company’s common stock relative to the S&P Healthcare Select Index during a 3-year performance period beginning on July 1, 2016.  The remaining award value was delivered to executive officers equally in time-based vesting restricted stock and non-qualified stock options.

•

Revisions to Time-Based Vesting Equity Award Agreements.  The Committee has approved and adopted new forms of time-based vesting restricted stock and stock option award agreements for executive officers and outside directors, pursuant to which the Committee has made new time-based equity grants as of July 1, 2016.  Among other things, these forms eliminate “single-trigger” change in control vesting for employees in situations where awards will be assumed by an acquirer, and replace it with “double trigger” vesting, under which awards will vest if, within 24 months of a change in control, the employee is terminated by the Company without “cause” or resigns for “good reason.”

As of the date hereof, the Company has entered into the Change in Control and Severance Agreement with the following named executive officers (replacing and discontinuing their existing employment agreements): Bradley R. Mason, President and Chief Executive Officer, Michael M. Finegan, Chief Strategy Officer and Doug Rice, Chief Financial Officer.  These agreements are attached and filed herewith as Exhibits 10.1 through 10.3.  The form of 2016 PSU Agreement is attached and filed herewith as Exhibit 10.4.  The new forms of time-based vesting restricted stock and stock option award agreements are attached and filed herewith as Exhibits 10.5 through 10.8.  A further summary of each of the above-referenced agreements is set forth below.  Neither the above overview nor the below summary constitutes a complete summary of the terms of such agreements, and such overview and summary are each qualified in their entirety by reference to the full text of the applicable agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Change in Control and Severance Agreement

Under the new Change in Control and Severance Agreement, an executive will be eligible to receive the following severance payments and benefits upon termination of the executive’s employment (i) for death or disability, (ii) by the Company without “cause” (as defined in the agreement) or (iii) by the executive for “good reason” (as defined in the agreement):

•	Any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination.
•

The pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days the executive is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs) based on the achievement of the Company’s performance goals for such year.

•

An amount equivalent to 1.5x or 1.0x, depending on the executive, times the sum of: (i) the executive’s annual base salary plus (ii) the executive’s current year’s target bonus; provided that during the 24-month period following any change in control, the foregoing multiples increase by 0.5 (to 2.0x or 1.5x, depending on the executive).

•

If the executive elects COBRA in a timely manner, the executive will be reimbursed for the Executive’s monthly premium payments for COBRA coverage for a period of up to 18 or 12 months, depending on the executive.

•	$12,500 for use towards outplacement services.

The right to receive cash payments following a change in control remains subject to a “double trigger” provision, such that payments by the Company are only owed if the executive separates from employment in specific circumstances in connection with or following a change in control.

The agreement contains non-competition and non-solicitation covenants effective so long as the executive is an employee and for a period of 12 or 18 months, depending on the executive, after employment is terminated.  The agreement also contains provisions that define certain vesting and exercise rights in connection with time-based stock options and time-based restricted stock granted (such as by defining the terms “cause,” “good reason” and “qualified retirement” for purposes of all prior and subsequent time-based equity grants).  The agreement does not guarantee any minimum levels of cash or equity-based compensation levels during an executive’s employment with the Company.  The term of the agreement continues in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and the executive terminating the agreement.  The agreement amends and supersedes the applicable executive’s prior employment agreement with the Company, which prior employment agreements become terminated, null and void upon execution of the new Change in Control and Severance Agreement.

2016 Employee Performance Stock Unit Agreement

As described above, for 2016, the Committee has determined to grant performance-based equity to executive officers pursuant to PSUs that will vest based on the TSR of the Company’s common stock relative to other companies in the S&P Healthcare Select Index during a 3-year performance period.  The performance period will be Friday, July 1, 2016 through Friday, June 28, 2019, with change in share price during the performance period measured using the average closing price during the twenty days preceding each of the beginning and the end of the performance period.

Achieved vesting percentages will be as follows:

Company’s TSR Percentile RankVesting Percentage

Below 25th Percentile 0%
25th Percentile50% (threshold)

50th Percentile100% (target)

75th Percentile or Greater200% (maximum)

In the event that the Company’s TSR percentile rank for the performance period falls between any of the amounts set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between such amounts.

The PSU award agreement further provides that, notwithstanding the foregoing, the vesting percentage may not exceed 100% if the Company’s absolute TSR during the performance period is negative.  Further, regardless of the Company’s TSR percentile rank for the performance period, the achieved vesting percentage may not exceed an amount such that the product of the achieved vesting percentage multiplied by the closing price of the Company’s common stock at the beginning of the performance period is more than 5 times the closing price of the Company’s common stock at the end of the period.  Following the end of the 3-year performance period, the shares are subject to a 1-year holding period requirement.

Generally, if a recipient voluntarily ceases employment prior to the end of the 3-year performance period, the entire award is forfeited.  However, if prior to the end of the performance period an employee dies or ceases employment due to a long-term disability, the award will be achieved and vest at the target level.  In addition, a recipient whose employment is terminated by the Company without “cause” or resigns for “good reason” more than 6 months into the performance period will remain eligible to vest, to the extent of the vesting percentage earned by the Company’s TSR percentile rank for the 3-year performance period, on a pro rata basis based on the portion of the 3-year performance period that such person remained employed.

In addition, if a change in control occurs during the 3-year performance period, the Company’s TSR performance will be deemed achieved at the greater of (i) target or (ii) the Company’s achieved percentile rank for the period from July 1, 2016 through the change in control date.  If awards were assumed by an acquirer in such a change in control, the achieved portion of the award would convert to a time-based award that would vest at the end of the original 3-year performance period.  Until such time, vesting would accelerate if the employee is terminated by the Company without “cause” or resigns for “good reason” (i.e., the award would be subject to a “double trigger” vesting provision similar to time-based awards).

Time-Based Vesting Employee Non-Qualified Stock Option and Restricted Stock Agreements

Under the new forms of employee stock option and restricted stock grant agreements, time-based vesting stock options and restricted stock vest and become exercisable in one-fourth increments on each of the first four anniversaries of the grant date.  Generally, the unvested portion of any time-based grant is forfeited if an employee voluntarily ceases employment prior to vesting without “good reason” or if the employee is terminated by the Company for “cause.” In the event an employee dies or suffers a long-term disability, the full grant vests. In addition, partial vesting occurs if the employee retires within certain age and tenure parameters. In each of the foregoing circumstances, vested stock options are subject to a limited post-employment exercise period, which ranges from 3 to 18 months depending on the circumstance. In the case of stock options held by employees who remain continuously employed, the options expire and are no longer exercisable 10 years from the grant date. The agreements are subject to double-trigger vesting upon a change in control, such that any awards assumed by an acquirer in a change in control situation will only accelerate if the executive separates from employment in specific circumstances within 24 months of the change in control.

Time-Based Vesting Non-Employee Director Non-Qualified Stock Option and Restricted Stock Agreements

Under the Company’s current practice, each non-employee director receives a grant of four-year vesting stock options at the time such director joins the Board, and an annual grant of shares of one-year vesting restricted stock.  Under the new forms of grant agreements, if, prior to vesting, the director’s service is terminated other than as a result of death or disability, the unvested portion of the applicable stock option or restricted stock will be cancelled, provided that if a director retires effective as of the date of the Company’s annual general meeting of shareholders (which is typically held in mid-June of each year), such director will be deemed to have satisfied the full year of service needed to vest in the prior year’s annual grant (typically made on or about June 30 or July 1 of each year).

Resignation of Jeffrey M. Schumm

On July 7, 2016, the Company entered into a letter agreement with Jeffrey M. Schumm, the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary, pursuant to which Mr. Schumm resigned his employment with Orthofix as of the close of business on August 4, 2016 (the “Letter Agreement”).  The Letter Agreement agrees that such resignation by Mr. Schumm is being made pursuant to and in accordance with Section 4.4 of his employment agreement, dated as of December 6, 2010, and Mr. Schumm will receive the severance payments and benefits provided for therein in accordance with the existing and previously disclosed terms of such employment agreement.  In addition, the Company has agreed to accelerate the remaining time-based vesting of the specific restricted stock grant made to Mr. Schumm on March 11, 2015, and Mr. Schumm has agreed to assist and cooperate with the Company on an ongoing basis in connection with certain litigation matters.  The Company has expressed its gratitude to Mr. Schumm for his many years of dedicated and loyal service to the Company.

The foregoing summary is qualified in its entirety by reference to the text of the Letter Agreement, which is attached and filed herewith as Exhibits 10.9, and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits
10.1	Change in Control and Severance Agreement, dated July 7, 2016, between Orthofix International N.V. and Bradley R. Mason
10.2	Change in Control and Severance Agreement, dated July 7, 2016, between Orthofix International N.V. and Michael M. Finegan
10.3	Change in Control and Severance Agreement, dated July 7, 2016, between Orthofix International N.V. and Doug Rice
10.4	Form of 2016 Employee Performance Stock Unit Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan

10.5	Form of Time-Based Vesting Employee Restricted Stock Grant Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan
10.6	Form of Time-Based Vesting Employee Non-Qualified Stock Option Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan
10.7	Form of Time-Based Vesting Non-Employee Director Restricted Stock Grant Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan (annual grant)
10.8	Form of Time-Based Vesting Non-Employee Director Non-Qualified Stock Option Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan (initial grant)
10.9	Letter Agreement, dated July 7, 2016, between Jeffrey M. Schumm, Orthofix International N.V. and Orthofix Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Doug Rice
Doug Rice Chief Financial Officer

Date: July 8, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control and Severance Agreement, dated July 7, 2016, between Orthofix International N.V. and Bradley R. Mason
10.2	Change in Control and Severance Agreement, dated July 7, 2016, between Orthofix International N.V. and Michael M. Finegan
10.3	Change in Control and Severance Agreement, dated July 7, 2016, between Orthofix International N.V. and Doug Rice
10.4	Form of 2016 Employee Performance Stock Unit Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan
10.5	Form of Time-Based Vesting Employee Restricted Stock Grant Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan
10.6	Form of Time-Based Vesting Employee Non-Qualified Stock Option Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan
10.7	Form of Time-Based Vesting Non-Employee Director Restricted Stock Grant Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan (annual grant)
10.8	Form of Time-Based Vesting Non-Employee Director Non-Qualified Stock Option Agreement under the Orthofix International N.V. 2012 Long-Term Incentive Plan (initial grant)
10.9	Letter Agreement, dated July 7, 2016, between Jeffrey M. Schumm, Orthofix International N.V. and Orthofix Inc.